UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2007

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Officer. On February 27, 2007, James D. Cordes, Senior Vice President - Corporate Development & Strategy of Crown Castle International Corp. ("Company"), tendered his resignation, effective as of March 9, 2007, in order to pursue other opportunities.  Mr. Cordes' will receive payments and benefits pursuant to his severance agreement.  A form of the severance agreement is included as Exhibit 10.4 to the Company's Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 2, 2005 and is incorporated herein by reference.

(e) 2007 EMT Annual Incentive Plan. On February 22, 2007, the Board of Directors (“Board”) of the Company, upon recommendation from the Compensation Committee, approved the Crown Castle 2007 EMT Annual Incentive Plan (“2007 Incentive Plan”) for the Company’s executive management team (“EMT”), including the Company’s executive officers. Actions taken with respect to John P. Kelly, the Company’s Chief Executive Officer (“CEO”), were approved by the independent directors of the Board. The 2007 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash bonus payments for achieving certain performance goals established under the 2007 Incentive Plan. Under the 2007 Incentive Plan, each eligible participant has an assigned target bonus level, expressed as a percent of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board’s approval of the 2007 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2007 Incentive Plan at any time. A copy of the 2007 Incentive Plan is filed as Exhibit 10.1.

Executive Officer Compensation. On February 22, 2007, the Board, upon recommendation from the Compensation Committee, approved the following base salaries and restricted stock awards (“RSAs”) with respect to the following executive officers of the Company (actions taken with respect to the CEO were approved by the independent directors of the Board):

Name and Principal Position	2007 Base Salary($)	2006 Annual Incentive ($)	2007 Performance RSAs (Shares)	Integration RSAs (Shares)
John P. Kelly	$500,000	$749,252	101,449	—
Chief Executive Officer, President and Director
W. Benjamin Moreland	$363,200	$417,846	57,906	62,897
Executive Vice President, Chief Financial Officer and Treasurer
E. Blake Hawk	$355,900	$335,253	39,199	61,625
Executive Vice President and General Counsel
James D. Young	$309,400	$287,755	44,845	53,581
President - Tower Operations

The terms of the Performance RSAs shown in the table above provide that if the Company’s common stock (“Common Stock”) closes at or above per share prices equal to $39.68, $45.63 or $52.47 for any 20 consecutive trading days which include dates on or before February 22, 2011 (the fourth anniversary of the date of grant), 33 1/3% of the Performance RSAs performance vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target. In addition, any remaining unvested Performance RSAs vest on February 22, 2011 if the Common Stock closes at or above $41.40 per share for any 20 consecutive trading days which include dates on or before February 22, 2011. Any Performance RSAs that have not otherwise vested pursuant to the preceding two sentences will be forfeited.

The terms of the Integration RSAs shown in the table above provide for vesting of 100% of such RSAs on December 31, 2008, provided the Common Stock closes at or above $44.50 per share for 20 consecutive trading days which include any date on or between July 1, 2008 and December 31, 2008. Any shares of Integration RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited. Unvested Integration RSAs generally will be foreited upon termination of employment, unless such involves a qualifying termination relating to a change in control or the death or disability of the executive offiver. The Integration RSAs were previously disclosed in the Company’s Form 8-K filed with the SEC on January 17, 2007.

The RSAs shown in the table above were granted pursuant to the Company’s 2004 Stock Incentive Plan. A form of the standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on March 2, 2005.

Non-employee Director Equity Compensation. On February 22, 2007, the Board approved an annual equity grant of shares of Common Stock to the non-employee directors of the Board. A summary of the current components of compensation for non-employee members of the Board, including the equity grants approved on February 22, 2007, is attached as Exhibit 10.2 to this report.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No	Description
10.1	2007 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: February 28, 2007	By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.1	2007 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation